Exhibit 32.1

Informational Addendum to Report on Form 10-Q/A

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Not Filed Pursuant to the Securities Exchange Act of 1934

The undersigned President and Chief Executive Officer of Geospace Technologies Corporation does hereby certify as follows:

Solely for the purpose of meeting the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and solely to the extent this certification may be applicable to this Report on Form 10-Q/A, the undersigned hereby certifies that this Report on Form 10-Q/A fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in this Report on Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of Geospace Technologies Corporation.

/s/ Walter R. Wheeler
Name:	Walter R. Wheeler
Title:	President and Chief Executive Officer
May 2, 2014